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                                                                   EXHIBIT 10.1

                FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT


        This First Amendment to Revolving Credit Agreement (the "First Amendment") dated as of July 31, 1996, among Tractor Supply Company, a Delaware corporation (the "Borrower"), and the First National Bank of Boston, a national banking association ("FNBB"), as agent (the "Agent"), and for itself, in its capacity as a lender hereunder, and First American National Bank, a national banking association ("FANB"),

                                 WITNESSETH:

        WHEREAS, pursuant to the terms of the Revolving Credit Agreement (the "Agreement"), dated as of August 31, 1994, among the Borrower, FNBB, as Agent, and for itself, in its capacity as a lender under the Agreement, and FANB, the Banks agreed to loan to the Borrower amounts not to exceed $30,000,000. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such items in the Agreement; and,

        WHEREAS, the Banks have agreed to increase the Total Commitments from $30,000,000 to $45,000,000, with the Commitment of FNBB remaining at $25,000,000, and the Commitment of FANB increasing from $5,000,000 to $20,000,000; and

        WHEREAS, the Banks and Borrower desire to amend the Agreement to reflect the increase in the Total Commitments and to make certain other changes as set forth herein,

        NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

        1.      Definitions.  The following definitions set forth in Section
1.1 of the Agreement are hereby amended to read as follows:

                "Revolving Credit Notes" means, collectively, the $25,000,000 Revolving Credit Note dated as of August 31, 1994, executed by Borrower in favor of FNBB, and the $20,000,000 Amended and Restated Revolving Credit Note of even date herewith executed by Borrower in favor of FANB, as amended and supplemented from time to time, and any replacement thereof or substitution therefor.

                "Termination Date" means August 31, 1999 and is the date upon which the Revolving Credit Notes shall be due and payable without demand or the occurrence of any Default or Event of Default.

                "Total Commitments" means the aggregate of the several Commitments of the Banks in the principal amount of up to Forty-Five Million and 00/100 Dollars ($45,000,000), as set forth in Section 2.1 of this Agreement, including the aggregate of the several Commitments as they may be reduced from time to time.



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        2.      Section 2.1.  The Commitments.  Section 2.1.(a) and (b) are
hereby deleted, and the following is substituted as Section 2.1(a) and (b):

                   (a) Subject to the terms and conditions of and relying on the representations, warranties and covenants contained in this Agreement, for a period ending on the Termination Date, each Bank agrees to make available, severally but not jointly, to the Borrower, from time to time, as requested by the Borrower, Revolving Credit Loans up to the amount set out below opposite their respective names, which for all of the Banks shall be the aggregate maximum principal amount of up to Forty-Five Million and 00/100 Dollars ($45,000,000). The maximum Commitment of each of the Banks and its respective percentage of the Total Commitments (the "Commitment Percentage" of each Bank) are as follows:

                                                                COMMITMENT
             BANK                             COMMITMENT        PERCENTAGE
             ----                             ----------        ----------

        First American National Bank          $ 20,000,000          44%

        The First National Bank of Boston     $ 25,000,000          56%


                   (b) The Revolving Credit Loan shall be evidenced by (i) the $20,000,000 Amended and Restated Revolving Credit Note of Borrower to FANB, and (ii) the $25,000,000 Revolving Credit Note of Borrower to FNBB, which Revolving Credit Notes are in the form set forth as EXHIBIT A attached hereto, with each Revolving Credit Note payable in accordance with its terms. The Borrower may obtain Revolving Credit Loans, repay or prepay, without penalty or premium (except that Eurodollar Loans may only be prepaid at the end of the applicable Eurodollar Interest
        Period, unless such prepayment is made pursuant to Sections 2.8, 2.9 or
        2.10 hereof), at any time or from time to time, in whole or in part, and at the sole discretion of the Borrower), and reborrow hereunder, from the date of this Agreement until the Termination Date, either the full amount of the Total Commitments, or any lesser sum which is in the minimum amount of $500,000, and in the minimum amount of an integral multiple of $100,000 if in excess thereof. Each of the Revolving Credit Loans shall be made by each Bank ratably in accordance with the ratio that its respective Commitment Percentage bears to the amount of such Revolving Credit Loan.

        3. Section 2.6. Interest Rates and Payments of Interest. The carryover paragraph appearing after subparagraph 2.6(a)(2) which begins "provided, however" is hereby deleted and replaced with the following:

        provided, however, that in the event that (i) the ratio of the Borrower's Total Liabilities to Net Worth exceeds 2 to 1 at the end of a fiscal quarter of the Borrower, as reported by the Borrower pursuant to SECTION 7.4, and (ii) the outstanding aggregate principal balance of the Revolving Credit Loans exceeds $15,000,000 at the end of such fiscal quarter of the Borrower, then in such



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        event, for the next fiscal quarter of the Borrower, the interest rate payable on Floating Rate Loans shall increase to a rate per annum equal to the Base Rate plus one-half of one percent (.50%), and the interest rate payable on Eurodollar Loans shall increase to a rate per annum equal to the LIBOR Rate plus one percent (1.0%).

                Section 2.6(a)(4) is hereby deleted, and the following is substituted as new Section 2.6(a)(4):

                (4) The interest for Floating Rate Loans and Eurodollar Loans shall be computed on the basis of a 360 day year, counting the actual number of days elapsed. The interest for Floating Rate Loans shall be due and payable, without notice, quarterly in arrears, on the first day of each calendar quarter, commencing on October 1, 1996. Interest accruing on Eurodollar Loans shall be due and payable, without notice, at the end of the applicable Eurodollar Interest Period for each Eurodollar Loan, provided, however, that with respect to a Eurodollar Loan for which the Borrower has selected a six-month Eurodollar Interest Period, interest accruing on such Eurodollar Loan shall be due and payable at intervals of three (3) months after the first day of such Eurodollar Interest Period and when such Eurodollar Loan is due (whether at maturity, by reason of acceleration or otherwise).

        4.      Section 2.11  Letters of Credit.  The reference to $3,000,000 in
Section 2.11 of the Agreement is hereby deleted and replaced with $4,500,000.

        5.      Section 10.1  Authorization.  The reference to $5,000,000 in
Section 10.1 of the Agreement is hereby deleted and replaced with $20,000,000.

        6. Conditions. Notwithstanding any other provision of this First Amendment, this First Amendment shall not be effective until the satisfaction (or waiver by the Agent) of each of the following conditions:

        (a) The Agent shall have received a certificate of the President, Chief Financial Officer, or Controller of the Borrower stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement:

                (i) All the representations and the warranties made under this Agreement are true and correct in all material respects as of the date of this First Amendment; and

                (ii) No Default or Event of Default exists as of the date of this First Amendment.

        (b) This First Amendment and the Amended First American Revolving Credit Note, shall have been duly executed and delivered to the Agent.

        7. Fees. In Consideration for the Agreement of the Banks to increase the Total Commitments from $30,000,000 to $45,000,000, as set forth in this First Amendment, the Borrower



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shall pay to the Agent, for the benefit of the Banks, a fee in the amount of
$56,250.00. Such fee shall be deemed earned and shall be due and payable at the time this First Amendment is executed. The Agent shall distribute fifty percent (50%) of the total fee to each of the Banks.

     8. Ratification. Borrower hereby restates and ratifies the covenants and warranties contained in the Agreement, as of the date hereof, and confirms that the terms and conditions of the Agreement, as amended hereby, remain in full force and effect.

     9. Return of Note. Following execution of this First Amendment by all parties and delivery of the executed $20,000,000 Amended and Restated Revolving Credit Note to the Agent, the Agent shall cause FANB to promptly deliver the original $5,000,000 Revolving Credit Note marked "CANCELLED" to the Borrower.

    10.  Counterparts.  This First Amendment may be executed in counterparts.


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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized officers as of the day and year first written above.

TRACTOR SUPPLY COMPANY                    THE FIRST NATIONAL BANK OF
                                          BOSTON, as Agent, and in its capacity
                                          as a lender



BY: /s/ Michael J. Kincaid                BY: /s/ William C. Purinton
   ------------------------------            ----------------------------------

TITLE: VICE PRESIDENT                     TITLE: VICE PRESIDENT
      ---------------------------               -------------------------------


                                          FIRST AMERICAN NATIONAL BANK



                                          BY: /s/ Kathryn A. Brothers
                                             ----------------------------------

                                          TITLE:  Kathryn A. Brothers
                                                -------------------------------
                                                  Vice President





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